UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
 Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 16, 2003

Date of Report (Date of earliest event reported)

BB&T Corporation
 (Exact name of registrant as specified in its charter)

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000
(Registrant's telephone number, including area code)

This Form 8-K has 41 pages.

ITEM 5.    Other Events and Required FD Disclosure

     The purpose of this Current Report on Form 8-K is to file an Underwriting Agreement dated December 16, 2003 between BB&T Corporation and Bear, Stearns & Co. Inc. and BB&T Capital Markets, a division of Scott & Stringfellow, Inc., as representatives of the several underwriters named in Schedule II thereto, and the First Supplemental Indenture, dated as of December 23, 2003, to the Indenture Regarding Subordinated Securities, dated as of May 24, 1996, between BB&T Corporation and U.S. Bank National Association, a national banking association (successor to the coporate trust business of State Street Bank and Trust Company), as Trustee.

ITEM 7.   Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit 1	Underwriting Agreement between BB&T Corporation and Bear, Stearns Co. Inc.; and BB&T Capital Markets, a division of Scott & Stringfellow, Inc., as representatives of the several underwriters

Exhibit 4

First Supplemental Indenture, dated as of December 23, 2003, to Indenture Regarding Subordinated Securities, dated as of May 24, 1996, between BB&T Corporation and U.S. Bank National Association, a national banking association (successor to the corporate trust business of State Street Bank and Trust Company), as Trustee

S  I  G  N  A  T  U  R  E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION
(Registrant)

By: /S/ EDWARD D. VEST

Edward D. Vest
Senior Vice President and Corporate Controller
(Principal Accounting Officer)

Date: December 23, 2003

Exhibit Index

Exhibit 1	Underwriting Agreement between BB&T Corporation and Bear, Stearns Co. Inc.; and BB&T Capital Markets, a division of Scott & Stringfellow, Inc., as representatives of the several underwriters

Exhibit 4

First Supplemental Indenture, dated as of December 23, 2003, to Indenture Regarding Subordinated Securities, dated as of May 24, 1996, between BB&T Corporation and U.S. Bank National Association, a national banking association (successor to the corporate trust business of State Street Bank and Trust Company), as Trustee